UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

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ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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Alaska Communications Systems
Announces Results of Annual Meeting of Stockholders
The Company to Reconvene Meeting on July 10, 2009 for Stockholders to
Act on Outstanding Proposals
ANCHORAGE, Alaska, June 12, 2009 (BUSINESS WIRE) — Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK), Alaska’s leading integrated communications provider, announced the results of its annual meeting of stockholders (“Annual Meeting”) held earlier today. The Company’s stockholders approved adjourning the Annual Meeting as to Proposals 1, 2, 3, 4 and 5 as set forth in its proxy statement dated April 30, 2009 (the “Proxy Statement”). These proposals addressed the election of directors, approval of amendments to the Company’s employee and director stock plans, and ratification of the Company’s independent auditors.
A motion was approved to adjourn the Annual Meeting without taking action on any of the proposals in the Proxy Statement.
The Annual Meeting has been adjourned to allow the Company additional time to provide its stockholders with supplemental information concerning the proposals in the Proxy Statement.
The reconvened Annual Meeting will be held at the Company’s corporate headquarters located at 600 Telephone Avenue, 4th floor, Anchorage, Alaska 99503, on Friday, July 10, 2009 at 10:00 a.m., Alaska Time, at which time the proposals in the Proxy Statement will be voted upon. Only stockholders of record at the close of business on April 21, 2009, the original record date, remain entitled to vote at the reconvened Annual Meeting. Valid proxies submitted by the Company’s stockholders prior to the June 12, 2009 meeting will continue to be valid for the purpose of the reconvened meeting unless revoked as provided in the Proxy Statement. Stockholders who need proxy materials are encouraged to contact Paul Johnson, Assistant Corporate Secretary, at 907-297-3135 or Paul.Johnson@acsalaska.com.
About Alaska Communications Systems
Headquartered in Anchorage, ACS is Alaska’s leading provider of broadband and other wireline and wireless solutions to Enterprise and mass market customers. The ACS wireline operations include the state’s most advanced data networks and the only diverse undersea fiber optic system connecting Alaska to the contiguous United States. The ACS wireless operations include a statewide 3G CDMA network, reaching across Alaska from the North Slope to Ketchikan, with coverage extended via best-in-class CDMA carriers in the Lower 49 and Canada. By investing in the fastest-growing market segments and attracting the highest-quality customers, ACS seeks to drive top and bottom-line growth, while continually improving customer experience and cost structure through process improvement. More information can be found on the company’s website at www.acsalaska.com or at its investor site at www.alsk.com.
Contact:
ACS Corporate Communications:
Heather Cavanaugh, Director, Corporate Communications
(907) 564-7722
heather.cavanaugh@acsalaska.com
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